EXHIBIT 10.3

                               SERVICES AGREEMENT


This Services Agreement (this "Agreement") is entered into as of May 24, 2004 by and between Cinapsys, Inc., a Delaware Corporation located at 305 N. Coast Hwy. Suite Q, Laguna Beach, California ("Cinapsys"), and Kiwa Bio-Tech Products Group Corporation, 17700 Castleton St. Ste: 589, City of Industry, California ("Company"), based on the following facts:

                                    RECITALS

         A. Cinapsys is an independent Investor Relations firm that provides IR/PR, Internet development and communications services to publicly held companies.

         B. Company wishes Cinapsys to perform, and Cinapsys wishes to perform, certain IR/PR services, Internet development and communication services for Company, as more particularly described below and in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties:

1.       PERFORMANCE OF SERVICES

         1.1. PERFORMANCE OF SERVICES. Unless this Agreement is earlier terminated as set forth in Section 7 below, for a period of twelve (12) months following the date of this Agreement, Cinapsys agrees to perform the following (the "Services") attached as appendix A.

         1.2. REVIEW OF COMMUNICATIONS. Cinapsys shall provide Company with an advance copy of each communication intended to be disseminated to the public for review of facts prior to publication of such communications.

         1.3. ADDITIONAL SERVICES. If Company requires additional Services from Cinapsys, the parties agree to negotiate in good faith the terms and conditions of such additional Services, including, without limitation, if applicable, any deliverables, specifications, payment and delivery schedules relating thereto.

         1.4. COOPERATION BY COMPANY. Company shall provide Cinapsys such support, cooperation, information and materials as are reasonably necessary for Cinapsys to perform the Services. Notwithstanding anything in this Agreement to the contrary, Cinapsys shall have no liability resulting from or relating to any delay or failure by Company in providing to Cinapsys such support, cooperation, information and/or materials. Company warrants that all information and materials that either provides to Cinapsys will be true and accurate in all material respects.

2.       COMPENSATION

         2.1. VALUE OF SERVICES. Company shall cause to be paid to Cinapsys $4,000.00 (four thousand dollars) per month USD and 75,000K shares of restricted (Rule 144) shares, for twelve (12) months beginning on the date of this agreement, for the Services described and detailed in Appendix A. This payment is due upon the signing of this Agreement. Company shall make the monthly cash retainer payment in United States dollars. Partial months will be pro-rated at the rate of $150.00 USD per day.

3.       OWNERSHIP

         Company shall own all right, title and interest (including, without limitation, all intellectual property rights) in and to any work product or deliverables provided to Company as part of the Services. Except as otherwise provided in Section 7.1.2, Cinapsys hereby grants to Company a non-exclusive license to copy and distribute any or all of the communications and collateral regarding Company.

4.       REPRESENTATIONS AND WARRANTIES

         4.1. LIMITED WARRANTY. Cinapsys represents and warrants to Company that (a) Cinapsys has full power to enter into this Agreement and to perform its obligations hereunder, and (b) Cinapsys has not made and will not make any commitments or agreements inconsistent with this Agreement.

         4.2.     EXCLUSIVE  WARRANTY.  THE  EXPRESS  WARRANTIES  SET  FORTH  IN
SECTION 4.1 CONSTITUTE THE ONLY WARRANTIES MADE BY CINAPSYS WITH RESPECT TO THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES). CINAPSYS MAKES NO OTHER REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES). CINAPSYS EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CINAPSYS DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDING THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES) IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, CURRENTNESS OR OTHERWISE, OR THAT THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES) WILL BE ERROR-FREE (EXCEPT FOR ANY ERROR THAT RESULTS FROM CINAPSYS' BAD FAITH, WILLFUL NEGLIGENCE OR UNTRUE STATEMENT NOT MADE IN RELIANCE UPON AND IN CONFORMITY WITH


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


INFORMATION PROVIDED TO CINAPSYS BY COMPANY), AND CINAPSYS HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THERE IS ALSO NO IMPLIED WARRANTY OF NON-INFRINGEMENT; THE SOLE REMEDY FOR INFRINGEMENT IS PROVIDED IN SECTION 5. This Section 4.3 shall be enforceable to the maximum extent allowed by applicable law.

5.       INDEMNIFICATION

         5.1. INDEMNIFICATION BY CINAPSYS. Cinapsys shall indemnify, hold harmless and defend Company (and its and their directors, officers, employees, and agents) against any and all damages, costs, expenses, settlements and other liabilities (including reasonable attorneys' fees and costs) arising out of or relating to any claim, suit, action or proceeding to the extent based on any claim that the Services in the form provided to Company by Cinapsys, infringe, misappropriate or violate any U.S. copyright or U.S. trade secret, or that result from Cinapsys' bad faith, willful negligence or contain any untrue statement that is not based upon and in conformity with information provided by Company. This Section 5.1 states the entire liability of Cinapsys and the exclusive remedy of Company with respect to infringement of any intellectual property rights or Cinapsys' bad faith, willful negligence or untrue statements, whether under theory of warranty, indemnity or otherwise.

         5.2. EXCLUSIONS. Cinapsys shall have no liability for, and Company shall indemnify and hold Cinapsys harmless from and against, any claim arising out or relating to: (a) use, operation or combination of any deliverables with any other documentation not provided or authorized by Cinapsys, if liability would have been avoided but for such use or combination; (b) Company's or Company's agents' activities after Cinapsys has notified Company that Cinapsys believes such activities may, if Company engages in such activities, result in any claim, suit, action or proceeding for which Cinapsys would be liable under
Section 5.1, (c) any modifications or marking of any deliverables not specifically made or authorized in writing by Cinapsys; (d) third party product, software or data; (e) any negligent or willful acts or omissions of Company; or
(f) any use of the Services (including, without limitation, any deliverables) outside the geographical boundaries of the United States or Canada.

         5.3. INDEMNIFICATION BY COMPANY. Company shall indemnify, hold harmless and defend Cinapsys (and its and their directors, officers, employees, and agents) against any and all damages, costs, expenses, settlements and other liabilities (including reasonable attorneys' fees and costs) arising out of or relating to any claim, suit, action or proceeding (including, without limitation, reasonable attorneys' fees) arising from or relating to any use of the Services, including, without limitation, any reproduction, modification, distribution or other use of any deliverables, by Company or any party under license from Company (including, without limitation, any claim of infringement of third party rights or any breach of warranty), or that results from Company's bad faith, willful negligence or delivery of untrue information or statements to Cinapsys.


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


         5.4. NOTICE; COOPERATION; CONTROL. A party ("Indemnifying Party") shall not be obligated to indemnify, hold harmless and defend the other party ("Indemnified Party") hereunder unless (and only to the extent) the Indemnified Party (a) promptly notifies the Indemnifying Party of any such claim, suit, action or proceeding for which indemnification is sought (provided that any failure to provide such notice shall not diminish Indemnifying Part's obligations under this Section 5 unless, and only to the extent that, the Indemnifying Party is materially prejudiced as a result of any such failure to provide such prompt notice); (b) provides reasonable cooperation to the Indemnifying Party at the Indemnifying Party's expense; and (c) allows the Indemnifying Party to control the defense and any settlement of such claim, suit, action or proceeding, provided that (i) the Indemnified Party may, at its option expense, participate and appear with the Indemnifying Party in such claim, suit, action or proceeding and (ii) neither party may settle any such claim, suit, action or proceeding without the other party's prior written approval, which will not be unreasonably withheld or delayed.

6.       LIMITATION OF LIABILITY

         6.1. TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OF DATA OR INTERRUPTION OF BUSINESS) ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES), EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, HOWEVER CAUSED, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY OR LIMITATION OF LIABILITY.

         6.2. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY OR THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITATION OF LIABILITY OR LIMITED REMEDY, CINAPSYS' ENTIRE AGGREGATE LIABILITY FOR ANY AND ALL CLAIMS ARISING UNDER OR RELATING TO SECTION 4.1 (LIMITED WARRANTY) AND/OR SECTION 5.1 (INDEMNIFICATION BY CINAPSYS), UNDER ANY LEGAL THEORY (WHETHER IN CONTRACT, TORT, INDEMNITY OR OTHERWISE), SHALL NOT EXCEED THE AMOUNT PAID BY COMPANY TO CINAPSYS UNDER THIS AGREEMENT.

7.       TERM AND TERMINATION

         7.1.     TERM

                  7.1.1 Except as hereinafter provided, this Agreement shall commence on the date first set forth above and, unless sooner terminated as provided in this


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


Agreement, shall continue thereafter in full force and effect for twelve (12) months.

                  7.1.2 Notwithstanding Section 7.1.1, Cinapsys may terminate this Agreement immediately if (a) Company fails to make when due any payments to Cinapsys under this Agreement; (b) if Cinapsys determines, in its sole discretion, that Company has failed to provide complete and accurate information necessary for Cinapsys to perform the Services, or that Company is acting or has acted in a manner that damages or could potentially damage Cinapsys' reputation in the business community, or (c) if Company (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) is declared insolvent or admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors, provided that, in the case of an involuntary proceeding, the proceeding is not dismissed with prejudice within sixty (60) days after the institution thereof; or (v) becomes the subject of a Federal, SEC or NASD investigation into its business practices, accounting or officers and directors. If Cinapsys terminates this Agreement in accordance with this Section 7.1.2, then the license granted to Company pursuant to SECTION 3 shall immediately terminate.

                  7.1.3 Notwithstanding Section 7.1.1, Company may terminate this Agreement, upon an aggregate thirty (30) business days' prior written notice and opportunity for Cinapsys to cure, if Cinapsys breaches any material term of this Agreement, including, for example only, Cinapsys' failure to deliver any of the reports referred to in Section 1.1 on a timely basis.

         7.2.     EFFECT OF TERMINATION.

                  7.2.1 TERMINATION OF RIGHTS AND OBLIGATIONS; RETURN OF PROPERTY. Upon any termination of this Agreement, all obligations and rights hereunder shall terminate, except to the extent otherwise provided in this Agreement. Within ten (10) business days after any such termination of this Agreement, each party shall return to the other party, or destroy all copies or portions of, all of the other party's property. At either party's request, the other party shall furnish to the requesting party an affidavit signed by an officer of the other party certifying that, to the best of its knowledge, such delivery or destruction has been fully effected.


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


                  7.2.2 NO WAIVER OR RELEASE. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement. Neither party will be liable to the other for damages of any kind which arise solely as a result of terminating this Agreement in accordance with its terms; and termination of this Agreement by a party will be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

                  7.2.3 SURVIVAL. The provisions of Sections 1.4, (to the extent any expenses not previously reimbursed), 3 (except as provided in Section 7.1.2), 4.1, 5, 6, 7, 9 and 10 shall survive any termination of this Agreement.

8.       ASSIGNMENT

         Neither party shall assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any rights or obligations under this Agreement without the prior written consent of the other party (or any successor thereto). Any purported assignment, transfer, or delegation by any party other than in accordance with the foregoing shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

9.       GOVERNING LAW

         This agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

10.      ENTIRE AGREEMENT

         This Agreement constitutes the complete and exclusive statement of agreement between the parties with respect to the subject matter herein and replaces and supersedes all prior written and oral agreements or statements by and between the parties. No representation, statement, condition or warranty not contained in such agreements will be binding on the parties or have any force or effect whatsoever.


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


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by duly authorized representatives of the parties as of the date hereof.


COMPANY                                         CINAPSYS

Kiwa Bio-Tech Products Group                    Cinapsys, Inc.
17700 Castelton Street, Suite 589               305 No. Coast Hwy. Suite Q
City of Industry, CA 91748                      Laguna Beach, CA 92651


By:  /S/ JAMES ZHAN                             By: /S/ MARK B. MOLINE
     ----------------------------                   ----------------------------
     Signature                                      Signature

By:    James Zhan                               Name:  Mark B. Moline
Title: Executive Vice President                 Title: Chief Operations Officer
Date:  May 24, 2004                             Date:  May 24, 2004


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


                                   APPENDIX A

o        WALLSTREETAUDIO.COM AUDIO INTERVIEW -  WSA INTERVIEWS
         o Question & Answer format, 6-8 questions pre-approved by management and your compliance department;
         o Targeted to institutional money managers as well as retail investors in the U.S. and Europe, reaching Reuter's desktops, Bloomberg terminals and Dow Jones Newswire. PLUS, National US press distribution;
         o Distribution for the Interview through the Best Calls(TM) platform. Event listings will be distributed on the Web sites of OpenCompany(TM) Disclosure Network members, including the National Investor Relations Institute (http://www.niri.org), the National Association of Investors Corporation (http://www.better-investing.org), Investor Relations Magazine (http:/www.ironthenet.com) and Institutional Investor Magazine (http://www.iimagazine.com). The OpenCompany(TM) network includes more than 500,000 individual and institutional investors, securities lawyers, CEOs, corporate secretaries and other members of the shareholder communications community;
         o Distribution (for qualified companies) throughout Europe, via our partners;
         o        Transcription of your interview in .pdf form;
         o TAP (Technical Analysis Program) we will provide a TAP for your Company;
         o        Quantitative analysis of audience;
         o        Corporate  profile on WSA;
         o Prominently featured in our WSA Newsletter, which reaches over 5,000 investors.

o        WEBSITE AND INVESTOR DATABASE DEVELOPMENT
         o Ground up conception to development. We handle the creative, backend programming and day-to-day management of your website;

         o        Website hosting and unlimited  email accounts;
         o Installation and maintenance of an SEC compliant IR datafeed (professional IR section for your investors!);
         o        Investor  database.  We will  build  an  interactive  investor database on your website that will collect names and information and email your releases and SEC filings DIRECTLY to your investors.

o        INVESTOR SERVICES AND FULFILLMENT
         o        We will communicate with investors on behalf of the Company;
         o        Investor  call in number.  We will provide a toll-free  number for investors to call for information on your Company;
         o        We will provide you with an investor email address at Cinapsys
                  (i.e. ir_ibm@cinapsys.com) and a toll-free number for your investors to reach us;
         o We will handle the Mailing of materials on behalf of the Company.

o        PUBLIC WIRE RELEASES
         o        We  will  review  your  press   releases  and  make  editorial
                  suggestions, copy editing and/or;
         o We will write your releases from scratch or simply edit your copy.

o        DEVELOPMENT OF INVESTOR COLLATERAL
         o Our editorial staff will develop a broker `tear sheet' and 6-7 page corporate profile on your Company, suitable for inclusion with your investor kit;
         o We will draft shareholder letters, speeches and investor presentations when requested;
         o We will work with you to develop an investor kit if none is currently available.**
         o        We will coordinate third-party research for the Company***

o        PRESS AND MEDIA MANAGEMENT CAMPAIGN
         o We will work with you to develop a full release calendar, timing releases and important press announcements for utmost effectiveness;


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


         o Periodicals and trade publications contacted. We will establish relationships with the editors of periodicals important to your industry;
         o News clipping service. We will perform competitive analysis and track your news and the news of your competitors to keep you on top of what is happening in your industry.

o        PRODUCTION AND HOSTING OF QUARTERLY CONFERENCE CALL
         o        We will coordinate your quarterly conference call;
         o        We will host your quarterly  conference call and archive it on
                  WSA;
         o Distribution of the conference call through the Best Calls(TM) platform. Event listings will be distributed on the Web sites of OpenCompany(TM) Disclosure Network members, including the National Investor Relations Institute (http://www.niri.org), the National Association of Investors Corporation (http://www.better-investing.org), Investor Relations Magazine (http:/www.ironthenet.com) and Institutional Investor Magazine (http://www.iimagazine.com). The OpenCompany(TM) network includes more than 500,000 individual and institutional investors, securities lawyers, CEOs, corporate secretaries and other members of the shareholder communications community;

o        ROADSHOW AND RELATIONSHIP MANAGEMENT

         o We will coordinate periodic investor/broker roadshows and conferences;
         o We will create collateral materials for presentations and communications;
         o        We will  interface  with our retail  broker/dealer  network to facilitate exposing the Company to potential investors;
         o        We will work to establish  introductions to investment banking relationships for our clients.

Notwithstanding anything contained herein to the contrary, it is clearly understood and agreed to by the parties hereto that the aforementioned services to be provided by Cinapsys may or may not involve any promotion of the Company's securities. Any such efforts will be expressly stated, with pertinent details outlining the promotion. It shall be expressly understood that Cinapsys shall have no power to bind Company to any contract or obligation or to transact any business in Company's name or on behalf of Company in any manner and Company is not obligated to accept any recommendations or close any transactions submitted by Cinapsys. Cinapsys shall at all times comply with all State and Federal Securities Laws, rules and regulations and shall not make any statements concerning the Company to any third parties without Company consent. Cinapsys agrees to indemnify and hold Company harmless from any breach of the securities laws of any state or any federal law, rule, or regulation unless such breach is caused by the direct action of the Company.


         ** Printing and postage is not included in this Agreement
         ***Research is handled through licensed third-party research firms. Cinapsys is not a research firm. Research is billed directly by the provider and is not included in this Agreement.


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